UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 15, 2017 (March 9, 2017)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 9, 2017, National CineMedia, Inc. (the “Company”) and National CineMedia, LLC (“NCM LLC”) entered into a binding Memorandum of Understanding (“MOU”) with American Multi-Cinema, Inc. (“AMC”) to effectuate aspects of a final judgment entered by the Department of Justice in connection with AMC’s acquisition of Carmike Cinemas, Inc. (the “Final Judgment”).

Pursuant to the MOU, AMC will submit attendance from the acquired Carmike Cinemas, Inc. theatres (“Carmike theatres”) for an adjustment in its NCM LLC common membership units and will receive approximately 18.4 million NCM LLC common membership units in respect of the annual attendance at such Carmike theatres in accordance with the Common Unit Adjustment Agreement.  The NCM LLC common membership units issued to AMC in respect of such Carmike theatres will not be entitled to receive any distributions in respect of periods ending in the 2016 calendar year.  Because the Carmike theatres were subject to a pre-existing exhibitor services agreement with a third party and, for the duration of that pre-existing exhibitor services agreement, will not receive advertising services from NCM LLC, AMC will be obligated to make quarterly payments to NCM LLC (“integration payments”) reflecting the estimated value of the advertising services at the Carmike theatres as if NCM LLC had provided such services.  The integration payments will continue until the earlier of (i) the date such theatres are transferred to the NCM LLC network or (ii) the expiration of AMC’s Exhibitor Services Agreement with NCM LLC.

The Final Judgment requires AMC to transfer advertising rights to 17 theatres from NCM LLC to another advertising provider (such theatres, the “Screen Transfer Theatres”).  Pursuant to the MOU, AMC will convey to NCM LLC approximately 4.7 million NCM LLC common membership units in respect of such theatres and NCM LLC’s tax basis for its ESA asset shall be reduced by the value of such returned NCM LLC common membership units.  The 4.7 million surrendered NCM LLC common membership units are comprised of (i) 2.9 million NCM LLC common membership units pursuant to the adjustment for divested theatres in the Common Unit Adjustment Agreement and (ii) an additional 1.8 million NCM LLC common membership units valued at $25 million.  AMC has agreed that any agreement it enters into with the advertising provider to whom it transfers the advertising rights for the Screen Transfer Theatres will have a term of no longer than 10 years and, that, upon the expiration of such agreement, such Screen Transfer Theatres will be transferred back to NCM LLC and will be governed by the Exhibitor Services Agreement between NCM LLC and AMC.

The Final Judgment also required AMC to divest certain theatres.  AMC will convey NCM LLC common membership units to NCM LLC in respect of such divested theatres on the next Adjustment Date, pursuant to the Common Unit Adjustment Agreement and the ESA between NCM LLC and AMC.

Pursuant to the MOU, AMC also has agreed, among other things, to promote NCM LLC in and with respect to the theatres subject to its Exhibitor Services Agreement with NCM LLC, including by promoting such theatres on AMC’s website and via lobby promotions, and, subject to limited exceptions to retain at least 4.5% of NCM Inc.’s outstanding common stock and NCM LLC common membership units, taken together, on a fully converted basis during the term of the Final Judgment, subject to certain exceptions which allow for certain sell downs after the 30-month anniversary of the MOU.

To facilitate the transfer of the advertising rights of the Screen Transfer Theatres, each of AMC and Regal Cinemas, Inc. (“Regal”) entered into an amendment of its Exhibitor Services Agreement with NCM LLC, and Cinemark USA, Inc. (“Cinemark”) entered into a waiver of its rights under Section 12.06 of the ESA.  Copies of the Exhibitor Services Agreement Amendments between NCM LLC and AMC and Regal are filed as Exhibits 10.1 and 10.2 respectively, and a copy of the Cinemark waiver is filed as Exhibit 10.3, to this Current Report on Form 8-K and each is incorporated by reference herein.

On March 10, 2017, the Company issued a press release announcing that NCM and AMC reached an agreement on the MOU that enables AMC to comply with the Final Judgment while reaffirming their commitment to the continued partnership between NCM and AMC. The press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Amendment to Exhibitor Services Agreement dated as of March 9, 2017, by and between National CineMedia, LLC and American Multi-Cinema, Inc.
10.2	Amendment to Exhibitor Services Agreement dated as of March 9, 2017, by and between National CineMedia, LLC and Regal Cinemas, Inc.
10.3	Waiver of Section 12.06 of the ESA, dated as of March 14, 2017, by and between National CineMedia, LLC and Cinemark USA, Inc.
99.1	Press release issued by National CineMedia, Inc. on March 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: March 15, 2017	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General
Counsel and Secretary

NATIONAL CINEMEDIA, LLC

By:  National CineMedia, Inc., its manager

Dated: March 15, 2017	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Exhibitor Services Agreement dated as of March 9, 2017, by and between National CineMedia, LLC and American Multi-Cinema, Inc.
10.2	Amendment to Exhibitor Services Agreement dated as of March 9, 2017, by and between National CineMedia, LLC and Regal Cinemas, Inc.
10.3	Waiver of Section 12.06 of the ESA, dated as of March 14, 2017, by and between National CineMedia, LLC and Cinemark USA, Inc.
99.1	Press release issued by National CineMedia, Inc. on March 10, 2017.